Exhibit 99.1

Tapestry, Inc. Provides COVID-19 Operational Update

NEW YORK--(BUSINESS WIRE)--April 10, 2020--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of modern luxury accessories and lifestyle brands, today provided an update on the Company’s operations. Tapestry continues to closely monitor developments and is committed to taking appropriate actions to protect the health and safety of its employees, customers and communities.

  In light of continued efforts to slow the transmission of COVID-19, Tapestry has extended store closures in North America and Europe for an additional two weeks (through April 24th). As previously announced, employees at closed locations will continue to receive pay and benefits over this period. The Company will continue to reassess store closure decisions on a bi-weekly basis and will not reopen stores until safe to do so.
  Across all three brands, essentially all of the Company’s stores in China have re-opened and results are slowly and steadily improving. Similarly in South Korea, all stores have resumed normal operating hours.
  Over the past weeks, as determined by local government guidelines and authorities, many other stores have been closed in the Asia Pacific region including all stores in Malaysia, Singapore, Australia, New Zealand and most recently in some prefectures in Japan.
  Most of the Company’s global distribution centers continue to operate with only one in Malaysia and a third party facility in New Jersey temporarily closed.
  During this time, customers can continue to shop through Tapestry’s e-commerce platforms across all brands and regions, and at store locations in the Asia Pacific region that remain open.

Tapestry will continue to assess operations location by location, in accordance with the guidance of local governments and global health organizations to determine when operations can safely begin returning to business.

The Company will provide an update on the operational and financial impacts of the coronavirus outbreak on its global business during its third quarter fiscal 2020 conference call scheduled for April 30, 2020.

Tapestry, Inc. is a New York-based house of modern luxury lifestyle brands. The Company’s portfolio includes Coach, Kate Spade and Stuart Weitzman. Our Company and our brands are founded upon a creative and consumer-led view of luxury that stands for inclusivity and approachability. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. To learn more about Tapestry, please visit www.tapestry.com. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," “confident,” “future,” "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “believe,” "anticipate," “proactive,” “preemptive,” “excited about,” “moving,” “leveraging,” “capitalizing,” “developing,” “drive,” “targeting,” “assume,” “plan,” “build,” “pursue,” “maintain,” “on track,” “well positioned to,” “commit,” “look forward to,” “to acquire,” “achieve,” “strategic vision,” “growth opportunities” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of tax legislation, the impact of the COVID-19 outbreak, etc. Please refer to the Company’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Analysts & Media:
Andrea Shaw Resnick
Global Head of Investor Relations and Corporate Communications
212/629-2618
aresnick@tapestry.com
Christina Colone
Vice President, Investor Relations
212/946-7252
ccolone@tapestry.com